POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence T. Jilk, Jr., Wayne R. Weidner and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures                             Title

/s/Gary L. Rhoads                           Treasurer                           September 30, 1998
------------------------
Gary L. Rhoads                              (Principal Financial
                                            and Accounting Officer)

/s/John H. Body                             Director                            September 21, 1998
------------------------
John H. Body

/s/J.Ralph Borneman, Jr.                    Director                            September 17, 1998
------------------------
J. Ralph Borneman, Jr.

/s/Frederick H. Gaige                       Director                            September 21, 1998
------------------------
Frederick H. Gaige

/s/Lawrence T. Jilk, Jr.                    Director, Chairman                  September 16, 1998
------------------------
Lawrence T. Jilk, Jr.                       and Chief Executive
                                            Officer (Principal
                                            Executive Officer)

/s/Patricia L. Langiotti                    Director                            September 30, 1998
------------------------
Patricia L. Langiotti

/s/Kenneth A. Longacre                      Director                            September 18, 1998
------------------------
Kenneth A. Longacre

/s/C. Robert Roth                           Director                            September 18, 1998
------------------------
C. Robert Roth

/s/Harold C. Wegman                         Director                            September 30, 1998
------------------------
Harold C. Wegman, D.D.S.

/s/Wayne R. Weidner                         Director                            September 30, 1998
------------------------
Wayne R. Weidner